UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 11, 2005


                              WCA Waste Corporation
             (Exact name of registrant as specified in its charter)


           Delaware                    000-50808                  20-0829917
(State or other jurisdiction          (Commission               (IRS Employer
       of incorporation)              File Number)           Identification No.)

        One Riverway, Suite 1400
             Houston, Texas                                          77056
(Address of principal executive offices)                           (Zip Code)

       Registrant's telephone number, including area code: (713) 292-2400

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

     On January 11, 2005, WCA Waste Corporation ("WCA") and Waste Corporation of Missouri, Inc., a subsidiary of WCA ("Waste Missouri"), entered into a Membership Interest Purchase Agreement (the "Purchase Agreement") with Gecko Investments, LLC ("Gecko") and the members of Gecko, Andrew Zelenkofske, Daniel
J. Clark and Joseph E. LoConti (collectively, the "Sellers"). Waste Missouri completed the acquisition of all of the outstanding membership interests in Gecko from the Sellers on January 11, 2005. The consideration for the purchase of the Gecko membership interests consisted of approximately $5.5 million in cash (including debt of Gecko paid off at the closing), 428,041 shares of WCA common stock (valued at $9.70 per share) and convertible notes in the aggregate principal amount of $1.5 million. In addition, 82,474 shares of WCA common stock are issuable to the Sellers in the future pursuant to stock holdback provisions contained in the Purchase Agreement. The stock holdback provisions are intended to provide WCA and Waste Missouri with reimbursement, compensation or satisfaction, as the case may be, of certain post-closing liabilities and operational matters.

     The assets acquired by Waste Missouri in connection with the Purchase Agreement include a 271 acre municipal solid waste landfill and collection company located approximately 50 miles northwest of St. Louis, Missouri in Bowling Green. The first phase of the landfill has 50 permitted acres with approximately 18 years of remaining life at current volumes. Additional expansion space is available within the site. The collection company consists of three residential and two roll-off routes servicing approximately 1,750 customers and internalizes all of the waste into the landfill.

     The Purchase Agreement contains customary representations, warranties and covenants, certain indemnifications by the Sellers, WCA and Waste Missouri, and covenants not to compete by the Sellers. The Purchase Agreement also grants registration rights to each of the Sellers in the event that WCA shall prepare and file with the Securities and Exchange Commission a registration statement on Form S-3 or any successor form relating to an offering of shares of WCA common stock in which any of WCA's directors or executive officers are selling security holders. The registration rights of the Sellers are subject to the same terms and conditions applicable to WCA's officers and directors. The registration rights do not apply to any shares held by Seller that are eligible for resale pursuant to Rule 144 or 144(k) promulgated under the Securities Act.

     Other than the registration rights discussed above, the convertible promissory notes discussed below and in Section 3.02 and the relationship discussed in the next sentence, prior to, and subsequent to, the execution of the Purchase Agreement, no material relationship existed between WCA or its affiliates and Gecko or any of the Sellers. Certain of the Sellers are principals of the company that provides performance, closure and post-closure bonds to WCA.

     As mentioned above, a portion of the purchase price for the membership interests of Gecko was represented by five-year convertible promissory notes dated January 11, 2005 in an aggregate principal amount of $1.5 million. The notes bear interest, which is payable quarterly, at a rate per annum which shall from day to day be equal to the lesser of (i) the maximum rate of interest permitted by applicable law and (ii) 8%. The notes are convertible into shares of WCA's common stock at a conversion price of $10.37 per share, subject to adjustment in the event of a merger, consolidation or combination of WCA into another entity, sale of all or substantially of the properties or assets of WCA, reclassification of WCA common stock, dividend, subdivision of WCA common stock or combination of WCA common stock (the "Conversion Price"). The notes may be converted by the Sellers at any time by written notice to WCA. At any time after January 11, 2006, if the price per share of WCA's common stock equals or exceeds $15.00 per share (the "Trigger Price"), WCA may by written notice to the Sellers force conversion of the notes by the Sellers. However, if WCA attempts to force such a conversion prior to January 11, 2007, the Sellers may instead accelerate the maturity of the notes and make written demand for all sums due thereunder in cash. Should WCA make a special or extraordinary dividend or distribution to all holders of its common stock or evidences of indebtedness or assets (including cash and securities, but excluding WCA common stock) (any of the foregoing, a "Distribution") then either (i) WCA shall, if it so elects, reserve such Distribution for Sellers upon conversion of the notes or (ii) the Trigger Price and the Conversion Price shall be equitably adjusted to account for such Distribution. Upon the occurrence of an event of default (which includes any default in the payment of interest when due prior to the maturity date or the commencement of voluntary or involuntary bankruptcy proceedings in respect of
WCA), the Sellers may (i) declare the notes immediately due and payable or (ii) convert the note into shares of WCA common stock.

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     On January 12, 2005, WCA issued a press release announcing the acquisition of the membership interests of Gecko described above. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     In December 2004, WCA Waste Systems, Inc. ("WCA Waste Systems"), the primary operating subsidiary of WCA, entered into a fourth amended and restated $160 million senior secured credit agreement. A description of the agreement, including as to the term of the facilities and interest rates, is included in WCA's current report on Form 8-K filed on December 28, 2004. Such description of the agreement is incorporated herein by reference. In order to fund the acquisition described in Item 1.01 above, WCA made withdrawals of approximately $5.5 million under the agreement. In addition to the aforementioned withdrawal, WCA has made a series of other withdrawals under the agreement since November 10, 2004 (the date of filing of its last Form 10-Q) totaling approximately $10.7 million to fund acquisitions and for general corporate purposes, including the acquisition of Rural Disposal, Inc. reported in a current report on Form 8-K filed on November 19, 2004 and the acquisitions of Waste Reduction of South Carolina, Inc. and Trash-Away, Inc. reported in a current report on Form 8-K filed on December 6, 2004. The description of these acquisitions from the aforementioned current reports is incorporated herein by reference. As of January 11, 2005, approximately $80.0 million was committed under the agreement.

     The disclosure in Item 1.01 and 3.02 of this Form 8-K regarding the issuance and sale of the convertible promissory notes is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

     The disclosure in Item 1.01 of this Form 8-K with respect to the issuance of unregistered shares of WCA common stock and the terms of the convertible notes are incorporated herein by reference. The shares of WCA common stock issued to the Sellers pursuant to the Purchase Agreement described in Item 1.01 above were issued and sold to the Sellers in a private placement in reliance upon the exemption from registration requirements afforded by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), as the sale of securities by WCA did not involve a public offering. The convertible notes were issued and sold to the Sellers in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act, as the sale of securities by WCA did not involve a public offering. WCA believes that exemptions other than the foregoing exemptions may exist for these transactions.

     Contemporaneously with the closing of the transactions contemplated by the Purchase Agreement, WCA sold and issued to one of the Sellers a $500,000 five-year convertible note dated January 11, 2005. The cash purchase price for the note was $500,000, which is equal to the full face amount of the note. The note has the same terms as those set forth in Item 1.01 above, which terms are incorporated herein by reference. Such note was offered and sold to the holder in a private placement in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act, as the sale of securities by WCA did not involve a public offering. WCA believes that exemptions other than the foregoing exemption may exist for this transaction.

Item 9.01 Financial Statements and Exhibits.

     (c)  Exhibits.

 Exhibit Number                           Description
----------------   -------------------------------------------------------------
  Exhibit 99.1      WCA Waste Corporation Press Release, dated January 12, 2005.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       WCA WASTE CORPORATION


Date: January 18, 2005                 /s/ Charles A. Casalinova
                                       -----------------------------------------
                                       Charles A. Casalinova
                                       Senior Vice President and Chief Financial
                                       Officer

                                  Exhibit Index

 Exhibit Number                           Description
----------------    ------------------------------------------------------------
  Exhibit 99.1      WCA Waste Corporation Press Release, dated January 12, 2005.